Exhibit 4.2

Execution Version

SUPPLEMENT NO, 3 dated as of January 26, 2015 (this “Supplement”), to the Collateral Agreement dated as of November 3, 2010 (the “Collateral Agreement”), among QUALITY DISTRIBUTION, LLC, a Delaware limited liability company (“QD LLC”), QD CAPITAL CORPORATION, a Delaware Corporation (together with QD LLC, the “Issuers”), QUALITY DISTRIBUTION, INC. (“Holdings”), each Subsidiary of QD LLC identified on Schedule I thereto (as supplemented from time to time) or otherwise identified herein as a party (each, a “Subsidiary Pledgor” and collectively, the “Subsidiary Pledgors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

A. Reference is made to the Indenture dated as of November 3, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”), among the Issuers, Holdings, and THE. BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee (the “Trustee”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Collateral Agreement.

C. The Pledgors have entered into the Collateral Agreement in order to induce the Trustee to enter into the Indenture, and to induce the Holders of the Notes to purchase the Notes. Section 9.16 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Pledgors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Indenture to become a Subsidiary Pledgor under the Collateral Agreement as consideration for the entry by the Trustee into the Indenture and the purchase of the Notes by the Holders.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 9.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in and Lien on all such New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Pledgor” or “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of each New Subsidiary and (b) the Collateral Agent has executed a counterpart hereof.

SECTION 4. Schedules I, II, III, IV, V, VI, and VII to the Collateral Agreement are hereby amended by supplementing such Schedules with the information for the New Subsidiary contained in Annexes A, B, C, D, E, F and G attached hereto.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Collateral Agreement,

SECTION 9. Each New Subsidiary agrees to reimburse the Collateral Agent for reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent,

SECTION 10. The recitals contained herein shall be taken as the statements of the New Subsidiary, and the Collateral Agent assumes no responsibility for their correctness. The Collateral Agent makes no representations as to the validity or sufficiency of this Supplement.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

QD SERVICES, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:
Name:
Title:

ANNEX A

to Supplement No. 3 to the

Collateral Agreement

LEGAL NAME; JURISDICTION OF FORMATION; CHIEF EXECUTIVE OFFICE; TYPE OF ORGANIZATION; WHETHER A REGISTERED ORGANIZATION; ORGANIZATIONAL IDENTIFICATION NUMBER, IF ANY;

FEDERAL TAXPAYER IDENTIFICATION NUMBER

Exact Legal Name	Jurisdiction of Formation	Location of Chief Executive Office	Type of Organization	Registered Organization?	Organization Identification Number (or, if none, so indicate)	Federal Taxpayer Identification Number

QD Services, Inc.	Delaware	4041 Park Oaks Blvd., Ste 200 Tampa, Florida 33610	Corporation	Yes	5665216	47-2691510

A-1

ANNEX B

to Supplement No. 3 to the

Collateral Agreement

PLEDGED SECURITIES OF THE NEW SUBSIDIARY

Equity Interests

Issuer	Record Owners	Certificate No.	Number of Outstanding Shares	Percent Pledged
QD Services, Inc.	Quality Carriers, Inc.	1	100	100.0%

Debt Securities

None.

B-1

ANNEX C

to Supplement No. 3 to the

Collateral Agreement

PATENTS, TRADEMARKS AND COPYRIGHTS

None.

C-1

ANNEX D

to Supplement No. 3 to the

Collateral Agreement

FILING JURISDICTIONS

QD Services, Inc.	Delaware

D-1

ANNEX E

to Supplement No. 3 to the

Collateral Agreement

COMMERCIAL TORT CLAIMS

None.

E-1

ANNEX F

to Supplement No. 3 to the

Collateral Agreement

MATTERS RELATING TO ACCOUNTS AND INVENTORY

None.

F-1

ANNEX G

to Supplement No. 3 to the

Collateral Agreement

TRANSPORTATION EQUIPMENT

None.

G-1